As filed with the Securities an d Exchange Commission on November 8, 2005
                               File No. 333-119493

                                  UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                          POST-EFFECTIVE AMENDMENT No. 4

                                        TO

                                    FORM SB-2

                              REGISTRATION STATEMENT
                                    UNDER THE
                              SECURITIES ACT OF 1933

                         McKENZIE BAY INTERNATIONAL, LTD.
                  (Name of small business issuer in its charter)

                                     Delaware
             (State or jurisdiction of incorporation or organization)
                                       4911

             (Primary Standard Industrial Classification Code Number)
                                    51-0386871

                       (I.R.S. Employer Identification No.)

          37899 Twelve Mile Road, Suite 300, Farmington Hills, MI 48331
                                  (248) 489-1961

                    (Address and telephone number of principal
                executive offices and principal place of business)

                              Donald C. Harms, Esq.
                              37899 Twelve Mile Road
                                    Suite 300
                            Farmington Hills, MI 48331
                                  (248) 489-1961

            (Name, address and telephone number of agent for service)

                                    Copies to:
                            Jonathan B. Reisman, Esq.
                            Reisman & Associates, P.A.
                               6975 NW 62nd Terrace
                             Parkland, Florida 33067
                                  (954) 344-0809
                          Telecopier No.: (928) 569-8195

 Approximate Date of Commencement of Proposed Sale To The Public: Not applicable.

 If this Form is filed to register additional securities for an offering pursuant to 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

 If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

 If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

 _____________________________________________________________________________

 The registrant is filing this post-effective amendment for the sole purpose of removing from registration 21,626,604 shares of its common stock which remained unsold at the end of the offering.

 SIGNATURES

 In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB 2 and has authorized this registration statement to be signed on its behalf by the undersigned, in the City of Farmington Hills, State of Michigan, on the 8th day of November, 2005.

 MCKENZIE BAY INTERNATIONAL, LTD.

 By: /s/Gregory N. Bakeman, President
        ----------------------------
        Gregory N. Bakeman, President

 In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


 MCKENZIE BAY INTERNATIONAL, LTD.

 By: /s/Gregory N. Bakeman, President
       ------------------------------
       Gregory N. Bakeman, President

 In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     Signature	             Title	                   Date

 /s/ Gregory N. Bakeman
 ----------------------
     Gregory N. Bakeman	  President, Treasurer and
                          Director (Principal Executive
                          Officer and Principal Financial
                          and Accounting Officer)	 November 8, 2005

 /s/William H. Damon III
 --------------------
    William H. Damon III  Director	                 November 8, 2005


 /s/Anand Gangadharan
 -----------------------
     Anand Gangadharan	 Director	                 November 8, 2005


 /s/ Donald C. Harms
 -----------------------
     Donald C. Harms	 Director 	                 November 8, 2005


 /s/ Rocco J. Martino
 -----------------------
     Rocco J. Martino	 Director 	                 November 8, 2005


 /s/Stephen D. McCormick
 --------------------
   Stephen D. McCormick	 Director	                 November 8, 2005


 /s/ John Popp
 -----------------
     John Popp	         Director 	                 November 8, 2005


 /s/ Gary L. Westeholm
 -------------------
     Gary L. Westerholm	 Director	                 November 8, 2005